TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Life Account to be used for the Corporation's variable life insurance contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 42 subaccounts within the separate account to invest in the following funds or portfolios:

AXPsm Variable Portfolio - Blue Chip Advantage Fund
AXPsm Variable Portfolio - Bond Fund
AXPsm Variable Portfolio - Capital Resource Fund
AXPsm Variable Portfolio - Cash Management Fund
AXPsm Variable Portfolio - Diversified Equity Income Fund
AXPsm Variable Portfolio - Extra Income Fund
AXPsm Variable Portfolio - Federal Income Fund
AXPsm Variable Portfolio - Growth Fund
AXPsm Variable Portfolio - Managed Fund
AXPsm Variable Portfolio - New Dimensions Fund
AXPsm Variable Portfolio - Small Cap Advantage Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Value Fund
Alliance Premier Growth Portfolio (Class B)
Alliance Technology Portfolio (Class B)
Alliance U.S. Government/High Grade Portfolio (Class B)
Baron Capital Asset Fund
Fidelity VIP Fund III Growth & Income Portfolio (Service Class)
Fidelity VIP Fund III Mid Cap Portfolio (Service Class)
Fidelity VIP Fund Overseas Portfolio (Service Class)
Franklin Templeton VIP International Smaller Companies Fund-Class 2 Franklin Templeton VIP Mutual Shares Securities Fund-Class 2
Franklin Templeton VIP Real Estate Fund-Class 2
Goldman Sachs VIT Capital Growth Fund
Goldman Sachs VIT COREsm U.S.  Equity Fund
Goldman  Sachs VIT Global  Income Fund
Goldman  Sachs VIT International  Equity Fund
J.P. Morgan U.S.  Disciplined Equity Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement International Equity Portfolio

MFS(R) New Discovery Series
MFS(R) Research Series
MFS(R) Utilities Series
Putnam VT Growth  and  Income  Fund - Class IB  Shares
Putnam VT  International Growth Fund - Class IB Shares
Putnam VT International New Opportunities Fund - Class IB Shares Royce Micro-Cap Portfolio
Royce  Premier  Portfolio
Wanger International  Small  Cap  Fund
Wanger  U.S.  Small  Cap  Fund
Warburg  Pincus Trust-Emerging Growth Portfolio

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Life Account and is hereby reconstituted as American Enterprise Variable Life Account consisting of 42 subaccounts.



                                                     Received by the Secretary:


/s/      James E. Choat                        /s/       William A. Stoltzmann
         James E. Choat                                  William A. Stoltzmann


                                                         Date:    11/3/99